SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


Date of Report (Date of earliest event reported): August 11, 1998

                            VISUAL DATA CORPORATION.
                            ------------------------
             (Exact name of registrant as specified in its charter)

     FLORIDA                    0-22948                             65-0420146
---------------               -----------                         --------------
(State or other               (Commission                         (IRS Employer
jurisdiction of               File Number)                        Identification
 incorporation)                                                      Number)


                 1291 SW 29 Avenue, Pompano Beach, Florida 33069
                 -----------------------------------------------
                   (Address of executive offices and Zip Code)

Registrant's telephone number, including area code:  (954)917-6655

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Item 5.           Other Events.

         On August 11, 1998 Visual Data Corporation (the "Company") completed the sale of 150 shares of the Company's Series A-1 Convertible Preferred Stock (the "Preferred Stock"). The initial purchase resulted in gross proceeds to the Company of $750,000. The placement was between the Company and one (1) institutional investor. The Preferred Stock bears interest at 5% per annum, payable upon conversion of the Preferred Stock, and is payable in kind at the Company's option. The Preferred Stock is convertible into the Company's Common Stock at a price equal to the lesser of (i) $3.0428 per share, or (ii) a floating conversion price determined by multiplying a Conversion Percentage in effect as of such date by the Market Price for the Company's Common Stock. The Conversion Percentage shall be 87.76% for the first 180 days from the issuance date of the Preferred Stock and 82.76% for any day thereafter. The Market Price for the Company's Common Stock shall be the average of the three lowest closing bid prices for such Common Stock during the twenty (20) consecutive trading days immediately preceding such date. In no event shall any holder of Series A-1 Preferred be entitled to convert shares in excess of the number of shares of Series A-1 Preferred which, upon conversion, would cause the aggregate number of shares of Common Stock beneficially owned by such holder and its affiliates to exceed 4.99% of the outstanding shares of Common Stock following such conversion.

         Under the terms of the Securities Purchase Agreement, the Company is obligated to prepare and file a registration statement on Form S-3 providing for the resale of the shares of Common Stock issuable upon conversion of the Preferred Stock. The Company shall use its best efforts to have such registration statement declared effective by September 30, 1998, provided that if the Securities and Exchange Commission reviews the registration statement on Form S-3 and in connection with such review request the audited financial statements of the Company's year ending September 30, 1998, in order to declare such registration effective, the deadline shall be extended to October 30,
1998). In the event such registration statement is not declared effective by such date, both the fixed conversion price and the variable conversion price would be reduced by two (2) percent and would be further reduced by an additional .06 percent for each calendar day thereafter until such registration statement has been declared effective up to a maximum of 20%.

         The above discussion is qualified in its entirety by reference to the agreements which are filed with this report on Form 8-K.

Item 7.           Financial Statements, Proforma Financial Information and
                  Exhibits.

                  (c) Exhibits.

No.               Description
--                -----------

3 Articles of Amendment to the Articles of Incorporation setting forth the designations, rights and preferences of the Series A-1 Convertible Preferred Stock

4                 Form of Warrant to Purchase Common Stock

10.1              Securities Purchase Agreement

10.2              Registration Rights Agreement

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Visual Data Corporation


Date: August 21, 1998               By: /s/ Randy S. Selman
                                        ---------------------------------------
                                             Randy S. Selman,
                                             President, Chief Executive Officer
                                             and Acting Chief Financial Officer